SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 27, 2009
Date of Report

November 25, 2009
(Date of earliest event reported)

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30096	77-0454933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#611 1685 H Street, Blaine, WA 98230
 (Address of principal executive offices, including zip code)

(877) 419-0430
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2009, by written consent of shareholders holding 76.3% of the issued and outstanding common stock of Global 8 Environmental Technologies, Inc. (the “Company”), Daniel Wolf, Tad Simmons and Julio Ferreira (collectively, the “Removed Directors”) were removed as directors of the Company and replaced by Ferrando B. Londe, Bernice L. Church, Walter J. Samaroden, Donald V. Dyer and Shane E. Thibault (collectively, the “New Directors”).  Due to the overwhelming dissatisfaction of the shareholders with the conduct and actions of the Removed Directors, the New Directors executed a unanimous written consent terminating each of Daniel Wolf, Tad Simmons and Julio Ferreira as officers, employees, agents and consultants of the Company effective November 25, 2009 (the “Director Consent”).

The Director Consent also served to appoint the following individuals, each of them also being directors of the Company, to the positions set forth opposite their names until such time as their resignation, termination and/or replacement:

W. James Samaroden	President

Bernice L. Church	Secretary

Ferrando B. Londe	Chairman of the Board of Directors

W. James (Jim) Samaroden, 62, began his career in Fort McMurray as the head accountant in Lending for the Canadian Imperial Bank of Commerce.  Mr. Samaroden is presently the sole owner and President of Eagle Financial Concepts where he engages in sales and investigations.  Mr. Samaroden has been licensed under the Life Insurance Act for 35 years and was appointed by the Alberta Government as a Notary Public, Commissioner for Oaths, and Marriage Commissioner.   Mr. Samaroden has an extensive background in marketing, credit repair, tax accounting (1000 clients) and business planning. Mr. Samroden was also elected as a director of the Company by the shareholders of the Company on November 25, 2009.

Bernice L. Church, 49, began her career working with Express 24, a successful private enterprise, where she held a management position for 15 years. Ms. Church is currently a director and co-owner of A1-Transmission Ltd. located in Red Deer, Alberta Canada and has been for the past 20 years. Ms. Church’s responsibilities include accounting and bookkeeping, and generally keeping a watchful eye on the financial performance of the business. Mr. Church is also responsible for accounts payable and receivable, payroll and ensuring a net profit at the end of each annual year.  A-1 Transmission Ltd. has won many accolades and awards over the last two decades. Ms. Church was also elected as a director of the Company by the shareholders of the Company on November 25, 2009.

Fernando Londe, 44, has extensive experience as business analyst in the telecommunications industry.  Mr. Londe has worked with FREE S.R.L. since 2003 in their Network and Carrier Division where he led FREE S.R.L. in applying and getting the license as Telco Carrier with the Italian Authority.  While with FREE S.R.L., Mr. Londe also planned and launched an ATM network. From 1999 to 2003, Mr. Londe was the Network and Carrier Division Manager for Com.Tel S.p.A. where he also led Com.Tel S.p.A. applying and getting the license as Telco Carrier with Italian Authority and oversaw functional requirements to design and projecting the entire network and routing translations. Mr. Londe speaks, reads and writes English, Italian and Portugese. Mr. Londe was also elected as a director of the Company by the shareholders of the Company on November 25, 2009.

None of the newly appointed officers are a party to or a participant in any material plan, contract or arrangement (whether or not written).  None of the newly appointed officers have received any grant or award under any material plan, contract or arrangement n connection with their appointment.  The Company and the newly appointed officers have not agreed to any compensation arrangement and the newly appointed officers are not a party to any transaction reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2009

Global 8 Environmental Technologies, Inc.

By:

/s/ Ferrando B. Londe
Ferrando B. Londe
Chairman of the Board of Directors